RAND LOGISTICS, INC.
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                              RAND LOGISTICS, INC.

                       2008 First Quarter Conference Call
                                 August 14, 2007
                                   9:00 AM ET

Operator:       Good morning & welcome ladies and gentlemen to the Rand
                Logistics First Quarter 2008 Conference Call. At this time I would like to inform you that this conference is being recorded and that all participants are in a "listen only" mode. At the request of the Company we will open up the conference up for Questions & Answers after the presentation.

                This conference call may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Rand Logistics and its operating subsidiaries. Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of Rand Logistics. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the results included in such forward-looking statements.

                At this time, it is my pleasure to turn the conference over to Laurence Levy, Chairman and CEO. Please go ahead Sir.

Laurence Levy:  Thank you operator. Good morning everybody, and thank you for joining us for Rand's First Quarter 2008 conference call. After my opening remarks, Scott Bravener, President & CEO of Lower Lakes, will discuss operational highlights for the First Quarter. Then Joe McHugh, CFO of Rand, will cover some financial points and Ed Levy, President of Rand will update you on our time chartered vessels and the related work stoppage, which recently concluded. Finally, we will open up the call for questions.

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                As we discussed in our 2007 year end conference call and our news release, Rand's first quarter performance was hampered by unseasonably cold and wet weather during the latter part of March and the first three weeks of April, which delayed the commencement of operations at certain customer sites. This was then followed by a work stoppage that began on May 9th by the licensed officers on our three time chartered vessels. Nevertheless, we achieved moderate revenue growth of 16%, largely through the increased business from the time charter agreement vessels in the period prior to the work stoppage, as well as rate increases and scheduling efficiencies. As Scott will discuss, we achieved significant operating efficiencies in our US fleet, and still see room for further improvement.

                Now I'd like to turn the call over to Scott. Scott?

Scott Bravener: Thanks Laurence.

                First I'd like to discuss the factors that drove and hindered our revenue growth in the first quarter:

                As you all know, on August 1st of last year, we entered into a time charter agreement with Wisconsin & Michigan Steamship Company for the exclusive use of three self-unloading bulk carriers, which substantially expanded our shipping capacity and further strengthened our market position. During the first quarter, the three time chartered vessels contributed almost $3 million to our revenues, before the work stoppage halted their operations on May 9.

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                Sailing days totaled 815 for the quarter ended June 2007, up from 696 in the comparable period. Excluding the three time chartered vessels, sailing days equaled 697, out of a maximum 728 for the quarter. In addition to losing 19 days resulting from one vessel completing its five year survey and drydocking, we lost 12 days in April on one of our Canadian vessels which was down for repairs. In addition, our Canadian vessel that is involved in the shuttle transportation of iron ore on Lake Superior was adversely affected by low water levels. Growth from our US vessels was offset by a modest decline in revenue from our Canadian vessels, resulting in revenue growth from our owned vessels of 1% for the quarter.

                While we did notice some softening in the shipping demand from stone quarries at the beginning of the season, demand for capacity has strengthened more recently. The softening in demand for aggregates was primarily in the Michigan markets. Given the prohibitive cost associated with building new capacity without a material increase in rates, we believe that the overall shipping demand on the Great Lakes will continue to exceed available industry capacity for the foreseeable future.

                During the first quarter we realized rate increases from our long-term contracts. From January 1, 2007 through March 31, 2007 we renewed approximately 3.7 million tons of contracted business, which equates to approximately 20% of our total capacity. Of the 3.7 million tons of capacity renewed, 2.8 million tons or 76% of the tons renewed were related to our US fleet. We were successful in renewing all contracts that we had targeted for renewal. The rate increases that we achieved were in line with our expectations as we continue to benefit from the steady growth in demand for transportation services on the Great Lakes, and the essentially fixed industry capacity that is available. The rate increases tended to be weighted to the early years of the contract. Consistent with past practices, our contract renewals are for three to five years.

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                Operationally, I was pleased that we were able to achieve
                significant improvements in our performance within our US fleet, which met both our operational and profit targets. Investments we have made in maintenance engineers, preventative maintenance, and winter work for these vessels have reduced repair costs, improved loading and unloading efficiencies, and generated increased revenues. We have continued to witness significant improvement in the US fleet's performance in July and August 2007 relative to 2006 and are optimistic that the performance of these vessels will exceed comparable periods from last year.

                I am pleased with our base business' operating performance for our first quarter and I look forward to regaining the capacity of our time chartered vessels under the WMS time charter agreement. I'll now turn the call over to Joe.

                Joe?

Joe McHugh:     Thanks Scott. I'm sure you've all read through our first quarter news release and possibly even our 10-Q, so I'm not going to reiterate all of the numbers.

                I would like to explain the Variable Interest Entity for those of you that are newer to Rand. GAAP requires that we consolidate the Variable Interest Entity that time charters three vessels to Rand, even though we do not have any ownership interest in that entity. For purposes of our financial statements, the consolidation does not impact our consolidated revenues, however it does affect reported expenses and earnings, with a positive $800,000 effect on our EBITDA in the first quarter, and affects certain balance sheet values including indebtedness. For more information, please review Footnote # 21 in our 10-Q entitled "Minority Interest," which shows the impact of consolidating WMS as a Variable Interest Entity.

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                Excluding the VIE, EBITDA decreased from $4.3 million to $2.9 million, which includes a loss of $1 million associated with the work stoppage on the vessels operated under the time charter with WMS. In addition, Rand's public company expenses increased by $166,000, from $500,000 to $660,000, largely attributable to amortization of compensation costs, including restricted stock which was issued in fiscal 2007. We remain committed to our goal of maintaining cash expenses at the Rand level at $2.7 to $3.0 million per year.

                EBITDA for the Lower Lakes Entities (excluding the $1 million loss from the three time chartered vessels) was $4.6 million for the quarter ended June 30, 2007 versus $4.8 million for the comparable quarter last year. The decline in EBITDA resulted in part from an increase in Lower Lakes G&A costs of approximately $250,000 related to increased finance staffing and the implementation of SOX compliant business software and IT infrastructure.

                During our first quarter, we received $8.6 million, followed by $9.2 million in July, for a total of $17.8 million in proceeds from the previously announced discounted warrant exercise program which ended on July 13. $6.2 million of the proceeds of the discounted warrant exercise proceeds were used in May to pay down the revolver portions of our Senior debt, thus reducing interest expense. We continue to have ample liquidity to meet our working capital needs.

                Now I'd like to turn it over to Ed. Ed?

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Ed Levy:        Thanks Joe.

                As many of you are aware, we were notified by Wisconsin and Michigan Steamship that their agreement with the American Maritime Officers has expired pursuant to its terms and that it will not be renewed. Under the agreement the AMO had provided the supervisory positions on the WMS vessels and had been engaged in a work stoppage since May 9th. WMS has also notified us that they have extended from July 31, 2007 to October 31, 2007 their labor agreement with the United Steelworkers of America, which covers the unlicensed crew members.

                We have recently been informed by WMS that they expect that one of the three vessels will sail in the next eight days with independent licensed officers. It is their present intention to staff the remaining two vessels as quickly as possible with the objective of having them operational in the next 45 days.

                To date we have been attempting to meet customer requirements. However, to fulfill our customers' remaining requirements it will be necessary to operate the three time chartered vessels for the remainder of the season.

                Our Board of Directors has not yet determined whether to exercise our buyout option for these three time chartered vessels, but we continue to closely monitor the labor negotiations and operations to actively evaluate our options and make the determination that is in the best interest of Rand shareholders.

                Longer-term, as Scott mentioned we believe that overall demand on the Great Lakes should continue to exceed available market capacity for the foreseeable future. Consequently, we remain focused on building upon our strong base business and are actively pursuing a variety of "in-market" opportunities.

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                With that said, operator, could you please begin the Q&A portion of the call?

Operator:       Ladies and gentlemen, at this time if you would like to ask a question please press star then the number 1 on your telephone keypad. If you would like to withdraw your question, press star then the number 2.

                We'll pause for just a moment to compile the Q&A roster. Your first question comes from the line of Bobby Melnick with Terrier.

Bobby Melnick:  Hi. Could you review what the fuel was - either on a quarterly or per diem basis, please?

Laurence Levy:  Joe, could you address that?

Joe: Laurence, could you repeat the question? I couldn't quite hear that.

Bobby Melnick:  I'm trying to calculate the vessel revenue and vessel expenses on a per diem basis and I'm trying to back out fuel. So if you had fuel either on a quarterly basis - and I could just divide by 697? Or just if you had it on a per diem basis?

                You know, I come up with your revenue per diem as somewhere between $28,000 and $29,000. And your expenses per diem are somewhere between $21,000 and $22,000. Historically, fuel has been about a quarter of your revenues, which would imply about $7000 - which would get you back down to the sort of level we've been talking about in terms of revenues - which is about $22,000 per vessel, per day.

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                But if you do that exercise, you end up with an expenses that are between $800 and $1000 higher than historically - which is - historically, your per diem expenses have been about $14,000 per day.

                And I'm just trying to figure out - because Scott said that he was very pleased with the fleet performance - why the spread or the per diem profitability per vessel was closer to $7000 this quarter instead of the - sort of - historic benchmark $8000 - particularly when one assumes that in 2007 your revenues went up under contract renewals where your expenses - I'm assuming - did not go up as rapidly.

                So I'm trying to figure out why - if you will - the per diem, per vessel, profitability was around $7000 rather than around $8000.

Joe:            Well...

Bobby Melnick:  You can skip the fuel if you want and just address the big picture, if that's easier.

Joe: Yeah, the fuel - and I think this rate has come out in a prior 8-K, from a presentation - was about $6 million. And of course, that would include the WMS vessels that we operate. So that is on...

Bobby Melnick:  So that's $7400 a day?

Joe: Which is right on, or just a little over, the 25% historical since the prices went up with Katrina a year or so ago.

Bobby Melnick:  And then, Scott, could you address why the per boat, per diem profitability seems lower than historic benchmark, please?

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Scott:          Our vessel profitability - vessel margins for the first quarter are actually higher than they were last quarter for operating days.

Laurence Levy:  Bobby, what I might suggest is, you know, yours is quite a detailed question. Perhaps after this call, Joe can dig into some of the specific numbers and then come back to you with a response on this?

Bobby Melnick:  Sure.

Laurence Levy:  But you know, at face value - we do believe that specifically our US vessels' margins have improved quite significantly over the last year. And we anticipate that will continue.

Bobby Melnick:  Okay.

Laurence Levy:  Some of which you see may be somewhat distorted by some of the overhead issues. But let us try and clarify that and then come back to you with a response.

Scott: Our margins as a whole for the Canadian fleet are higher than budget and very close to last year, Bob, when you take out the downtime that we had on the one vessel - actual operating per day numbers. And the US fleet met budget and exceeded last year.

Bobby Melnick:  Okay, thanks.

Operator:       Once again ladies and gentlemen, if you would like to ask a question please press star then the number 1 on your telephone keypad.

                Your next comes from Jim Basone with North & Webster.

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Jim Basone:     Good morning, folks.

Laurence Levy:  Good morning.

Jim Basone:     The buyout option that you have on the three time charter
                vessels, when does that expire?

Laurence Levy:  Ed, could you address that?

Ed Levy: Yeah, that expires in approximately six years - assuming that we do not renew the time charter agreement. So it's a long-term option. The time charter expires end of 2008 and we can renew it again for five years. So, you know, we look at it over the course of the time charter.

Jim Basone:     Okay. So you have quite a bit of time still left on that.

Ed Levy:        Yes, quite a bit of time.

Jim Basone:     Okay.

Ed Levy:        No rush. And that's a unilateral option on our part.

Jim Basone:     Okay. And the one vessel that is going back with independent officers - the, I guess, the existing union that's on board there with the crew - they're okay with that at this point in time?

                There's two different - that's a bargaining unit, also, correct?

Laurence Levy:  The steel workers have no problem with this whatsoever.

Jim Basone:     Okay.

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Laurence Levy:  So the steel workers do have a contract. And the officers now will not have a union representing them. And from every indication we've got, that's going to work quite effectively.

Jim Basone:     Okay, great. And then hopefully the other two will be back within 45 days in operation.

Laurence Levy:  That is our current expectation.

Jim Basone:     Okay. And did - well we know that the agreement expired with the existing officers. That contract expired. I guess, could you shed some light as to why they decided to go with independents?

Laurence Levy:  Ed, do you want to address that?

Ed Levy: Yeah, and I'll throw it over to Scott as well. I think at this point, the conclusion of WMS was that they felt that it was the most cost efficient and economic way to staff the vessels. And I think that they'll continue to evaluate their options.

                And we'll continue to monitor the situation, particularly as it relates to the success they have in recruiting the necessary officers.

Jim Basone:     Okay. Great, thank you.

Operator:       There are no further questions at this time. I would now like to turn the call back over to management.

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Laurence Levy:  Thank you very much, operator. We continue to be optimistic about Rand's long-term prospects. We thank all of you for your interest in Rand and we look forward to speaking to all of you during our next call.

                Thank you operator, that concludes the call from our perspective.

Operator:       This concludes today's conference call. You may now disconnect.

                                       END